Exhibit 99.2

Information Regarding Joint Filers

The Designated Filer of Form 3 is Oxford  Bioscience
Partners IV L.P. The other joint filers of this Form 3 are: mRNA Fund II L.P.; OBP Management IV L.P.;
Mark P. Carthy; Jonathan J. Fleming; Alan G. Walton;
Jeffrey T. Barnes and Michael E.Lytton. There are 8 reporting persons. The principal business address of each of the reporting persons is 222 Berkeley St., Suite 1650, Boston, Massachusetts 02116, except for Alan G. Walton. Mr. Walton's principal business address is 315 Post Rd. West, Westport, Connecticut 06880.
The reporting persons disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

Designated Filer:
Oxford Bioscience Partners IV L.P.

Issuer and Ticker Symbol:
Cyberkinetics Neurotechnology Sytems, Inc. ("CYKN")

Date of Event Requiring Statement:  November 4, 2004.


Signatures

Oxford Bioscience Partners IV L.P.
By: OBP Management IV L.P.

By: /s/ Jonathan J. Fleming
    Jonathan J. Fleming, general partner


mRNA Fund II L.P.
By: OBP Management IV L.P.

By: /s/ Jonathan J. Fleming
    Jonathan J. Fleming, general partner


OBP Management IV L.P.

By: /s/ Jonathan J. Fleming
    Jonathan J. Fleming, general partner


/s/Raymond Charest
Raymond Charest, attorney-in-fact for Mark P. Carthy



/s/ Jonathan J. Fleming
Jonathan J. Fleming



/s/ Raymond Charest
Raymond Charest, attorney-in-fact for Alan G. Walton



/s/ Jeffrey T. Barnes
Jeffrey T. Barnes



/s/ Michael E. Lytton
Michael E. Lytton